Exhibit 10.5

                            INDEMNIFICATION AGREEMENT

      THIS AGREEMENT is made and entered into this ___ day of ________, 2001 between ANTs software inc., a Delaware corporation ("Corporation") and ________ ("Director").

                                WITNESSETH THAT:

      WHEREAS, Director, a member of the Board of Directors of the Corporation, performs a valuable service in such capacity for Corporation; and

      WHEREAS, the Certificate of Incorporation of the Corporation authorize and permit contracts between Corporation and the members of its Board of Directors providing for indemnification, among other things, of such directors; and

      WHEREAS, in accordance with the authorization as provided by the Delaware General Corporation Law, as amended ("Code"), Corporation may purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance as directors and officers of the Corporation; and

      WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board of Directors by such D & O Insurance and by statutory and bylaw indemnification provisions; and

      WHEREAS, in order to induce Director to serve or continue to serve as the case may be, as a member of the Board of Directors of Corporation, Corporation has determined that it is in its best interests to enter into this contract with Director;

      NOW, THEREFORE, in consideration of Director's continued service as a director after the date hereof, the parties hereto agree as follows:

      1. Indemnity of Director. Corporation hereby agrees to hold harmless and indemnify Director to the full extent authorized by the provisions of the Code, as it may be amended from time to time.

      2. Additional Indemnity. Subject only to the limitations set forth in
Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

      (a) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Director is, was or at any time becomes a party, or is reasonably thought to be threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of

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Corporation, or is or was serving or at any time serves at the request of
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

      (b) otherwise to the fullest extent as may be provided to Director by Corporation under the non-exclusive provisions of the Certificate of Incorporation of the Corporation, the bylaws of the Corporation, and the Code.

      3. Limitations on Additional Indemnity.

      (a) No indemnity pursuant to Section 2 hereof shall be paid by Corporation for any of the following:

            (i) to the extent the aggregate of losses to be indemnified exceeds the sum of (A) such losses for which the Director is indemnified pursuant to
Section 1 hereof and (B) any settlement pursuant to any D & O Insurance purchased and maintained by Corporation;

            (ii) in respect to remuneration paid to Director if it shall be determined by a final judgment without right of appeal, or other final adjudication that such remuneration was in violation of law;

            (iii) on account of any suit in which judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

            (iv) on account of Director's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

            (v) on account of any proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by the Director unless such proceeding was authorized by the uninterested directors of the Corporation; or

            (vi) if a final decision without right of appeal by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

      (b) In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of Corporation shall be paid by Corporation for any of the following:

            (i) on account of acts or omissions that Director believed or believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of Director;


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            (ii) with respect to any transaction from which Director derived an improper personal benefit;

            (iii) on account of acts or omissions that show a reckless disregard for Director's duties to the corporation or its shareholders in circumstances in which Director was aware, or should have been aware, in the ordinary course of performing a Director's duties, of a risk of serious injury to Corporation or its shareholders;

            (iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Director's duties to the Corporation or its shareholders;

            (v) to the extent prohibited by Section 144 of the Delaware general Corporation Law, entitled "Interested Directors; Quorum;"

            (vi) in respect of any claim, issue or matter as to which Director shall have been adjudged to be liable to Corporation in the performance of Director's duties to Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Director is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine;

            (vii) of amounts paid in settling or otherwise disposing of a pending action without court approval; and

            (viii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

      4. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Director for any reason other than those set forth in Section 3 (excluding subsections 3(b)(vii) and (viii)), then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Director (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or


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settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

      5. Continuation of Obligations. All agreements and obligations of Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Director was a director of Corporation or serving in any other capacity referred to herein.

      6. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

      (a) Corporation will be entitled to participate therein at its own expense;

      (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from Corporation to Director of its election so as to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Director in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which case the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation, which is against or involves Director, or as to which Director shall have made the conclusion provided for in (ii) above; and

      (c) Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or


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limitation on Director without Director's written consent. Neither Corporation nor Director will unreasonably withhold its consent to any proposed settlement.

      7. Advancement and Repayment of Expenses.


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      (a) In the event that Director employs his own counsel pursuant to Section
6(b)(i) through (iii) above, Corporation shall advance to Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Director for such expenses.

      (b) Director agrees that Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Director is not entitled, under applicable law, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

      8. Enforcement.

      (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to become or continue as a director of Corporation, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

      (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director's reasonable fees and expenses in bringing and pursuing such action.

      9. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

      10. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

      11. Binding Effect. This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Director, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

      12. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                                ANTS SOFTWARE INC.
                                                a Delaware corporation


                                            By: ________________________________
                                                ___________, President and Chief
                                                Executive Officer

                                       Address: 801 Mahler Road, Suite G
                                                Burlingame, CA 94010


                                                ________________________________
                                                Director

                                       Address: ________________________________
                                                ________________________________
                                                ________________________________


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